Consent of Independent Registered Public Accounting Firm

I-Minerals Inc.
Vancouver, BC

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 27, 2015 relating to the consolidated financial statements of I-Minerals Inc., which is contained in that Prospectus.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Canada, LLP
Vancouver, Canada

December 21, 2015